Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
May 3, 2005	Nasdaq: UAPH

UAP HOLDING CORP. ANNOUNCES FISCAL 2005 FINANCIAL RESULTS

Selected Highlights:

•	Company achieved more than $2.5 billion in sales driven by growth in all primary product categories

•	Full-year seed sales advanced 17.0% versus fiscal 2004

•	Full-year ongoing earnings per diluted share(1) of $1.06 exceeded previous guidance

•	Full-year adjusted EBITDA(2) increased 15.3% to $138.8 million versus fiscal 2004

•	Company achieved $120.4 million reduction in average trade working capital(3)

•	Company estimates that $101.9 million of average cash was generated for average debt reduction(4)

•	Company announces quarterly dividend of 12.5 cents per share

•	Company provides fiscal 2006 earnings guidance in the range of $1.17 to $1.24 per diluted share

GREELEY, Colo. – May 3, 2005 – UAP Holding Corp. (Nasdaq: UAPH), the largest independent distributor of agricultural and non-crop inputs in the United States and Canada, today announced financial results for its full fiscal 2005 year and fourth quarter ended February 27, 2005.

Sales during the 53-week fiscal year increased to $2,506.7 million versus sales of $2,451.9 million in the 52-week fiscal year ended February 22, 2004. Seed sales increased 17.0% to $302.9 million versus $258.9 million in fiscal 2004. The improvement in seed sales was attributable to increased volumes of both third-party and proprietary corn, cotton, and soybean seed brands, as well as higher prices for seed with enhanced traits. Fertilizer sales grew 7.4% to $565.3 million from $526.2 million in fiscal 2004. The increase was due to higher pricing, which offset slightly lower volumes due to later than normal fall fertilizer applications. Crop protection chemicals sales of $1,580.8 were essentially flat compared with $1,579.7 million in fiscal 2004. Chemical sales gains in the company’s core business were offset by managed sales declines due to the rationalization of certain locations and non-core formulation facilities. Sales of other products decreased to $57.7 million in fiscal 2005 from $87.1 million in fiscal 2004 due to the divestment of the company’s Montana feed division in fiscal 2004 and slightly lower application fee revenue due to the delays in fertilizer applications.

Gross profit for fiscal 2005 was $333.3 million compared with $343.1 million in fiscal 2004. The decline was principally due to a $17.4 million adjustment to the fair market value of inventory sold during fiscal 2005 related to purchase accounting for the company’s November 2003 acquisition of United Agri Products, Inc., compared with a $3.7 million fair market value adjustment for inventory sold during fiscal 2004. EBITDA(5) for fiscal 2005 was $103.6 million versus EBITDA of $125.1 million in fiscal 2004. Adjusted EBITDA(2) for fiscal 2005 increased 15.3% to $138.8 million versus $120.3 million in fiscal 2004. Management believes Adjusted EBITDA better reflects the company’s ongoing performance and business operations during the periods presented as it contains adjustments for among other things, events related to the Acquisition of United Agri Products, Inc. by Apollo in November 2003 and expenses relating to the company’s completed and abandoned public offerings. The reconciliations of EBITDA and Adjusted EBITDA to net income (loss) are presented in the attached financial tables.

Net income for fiscal 2005 was $30.4 million, or $0.61 per diluted share, versus net income of $45.9 million in fiscal 2004. Year-over-year per share comparisons are not meaningful because the company did not complete its initial public offering of common stock until November of fiscal 2005. Ongoing earnings per share on a diluted basis(1) for fiscal 2005, if adjusted for the same items as adjusted EBITDA,(2) was $1.06. The reconciliation of ongoing earnings per share to net income (loss) is presented in the attached financial tables.

CEO L. Kenny Cordell, said, “We entered fiscal 2005 focused on several strategic objectives and I am very pleased with our performance against those goals. As illustrated by our growth in seed and fertilizer sales, we are effectively leveraging our strong market-share position in crop protection chemicals to gain access to new customer opportunities. Additionally, ongoing improvements to our industry-leading distribution network continue to provide us with important competitive advantages over smaller regional players. We also have made important progress on our debt reduction program, which has been aided by our focused working capital management efforts.”

CFO Dave Bullock, added, “On a trailing 12-month basis, average trade working capital(3) was approximately $355.8 million, or 14.2% of sales in fiscal 2005, compared with $476.2 million or 19.4% of sales in fiscal 2004. This $120.4 million reduction in average trade working capital allowed us to pay down average debt. We have estimated that $101.9 million of average cash was generated for average debt reduction(4) in fiscal 2005.”

Fourth quarter results

Fiscal 2005 fourth quarter sales increased 21.7% to $277.1 million compared with sales of $227.8 million in the fourth quarter of fiscal 2004. The increase was attributable to a 69.3% increase in seed sales, which experienced strong volume improvements across the primary corn, soybean and cotton lines; a 20.6% increase in crop-protection chemical sales; and a 7.7% increase in fertilizer sales.

Fiscal 2005 fourth quarter gross profit was $74.1 million compared with $57.0 million for the fourth quarter ended February 22, 2004. EBITDA(5) was $32.8 million in the fourth quarter of fiscal 2005 versus $27.1 million in the fourth quarter of fiscal 2004, while Adjusted EBITDA(2) was $38.2 million versus $32.9 million in the comparable prior-year quarter.

The company reported fiscal 2005 fourth quarter net income of $14.0 million, or $0.27 per diluted share, versus net income of $9.7 in the fourth quarter of fiscal 2004. Ongoing net income per diluted share,(1) if adjusted for the same items as adjusted EBITDA,(2) was $0.35.

“We are encouraged by the momentum we have carried into fiscal 2006,” Cordell said. “With two months of the current fiscal year behind us, I can say that seed sales are looking strong. Fertilizer sales were positive for us late in fiscal 2005 and early fiscal 2006 and we may have the benefit of that again late in fiscal 2006. As such we are optimistic about what we can do in fiscal 2006, both from a financial and a market perspective. Moreover, we believe there are many additional opportunities to advance our growth initiatives and capitalize on emerging market trends. We are actively marketing 11 new proprietary products, and are experiencing increased demand for Dyna-Gro®, our private-label seed brand. Internally, we will continue to focus on working capital efficiencies and utilize cash flow to pay down debt.”

Guidance for Fiscal 2006

Management currently expects to report fiscal 2006 full-year earnings per share on a diluted basis of $1.17 to $1.24.

Dividend to Stockholders

As previously announced, the company’s Board of Directors declared a quarterly dividend on its common stock of 12.5 cents per share. The dividend will be paid on June 1, 2005 to stockholders of record as of the close of business on May 13, 2005.

Conference Call Information

The company will hold a conference call to discuss fiscal 2005 results at 5:00 p.m. EDT this afternoon. The call will be webcast live over the Internet from the company’s web site at www.uap.com under “Investor Information.” Participants should follow the instructions provided on the web site for downloading and installing the necessary audio applications. The conference also is available by dialing 800-573-4754 (domestic) or 617-224-4325 (international) and entering passcode 22816706.

Following the live conference call, a replay will be available on the company’s web site. The replay also will be available one hour after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 59697370. The telephonic replay will be available for seven days.

About the Company

UAP Holding Corp. is the holding company of United Agri Products, Inc., the largest independent distributor of agricultural and non-crop inputs in the United States and Canada. United Agri Products markets a comprehensive line of products, including crop protection chemicals, seeds and fertilizers, to growers and regional dealers. United Agri Products also provides a broad array of value-added services, including crop management, biotechnology advisory services, custom blending, inventory management and custom applications of crop inputs. United Agri Products maintains a comprehensive network of approximately 330 distribution and storage facilities and three formulation and blending plants, strategically located throughout the United States and Canada. Additional information can be found on the company’s website, located at www.uap.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the company’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the company’s business and weather conditions in its markets, its substantial leverage and restrictions contained in its debt agreements, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds its insurance coverage, its dependence on rebate programs, and other risks identified and discussed under the caption “Risk Factors” in the registration statement that the Securities and Exchange Commission declared effective on February 2, 2005, and in the other documents the company files with the SEC from time to time.

-Financial Tables Follow-

UAP HOLDING CORP.

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(dollars in thousands)

(unaudited)

	February 27, 2005	February 22, 2004
ASSETS
Current assets:
Cash and cash equivalents	$48,204	$172,647
Receivables, less allowance for doubtful accounts of $13,749 and $27,328	235,175	170,769
Inventories	697,134	641,009
Deferred income taxes	17,263	2,681
Vendor Prepay	149,010	57,949
Other current assets	8,753	22,704

Total current assets	1,155,539	1,067,759
Property, plant and equipment	104,745	100,207
Less accumulated depreciation	(15,080)	(3,093)

Property, plant and equipment, net	89,665	97,114
Goodwill	34,645	43,465
Intangible assets, net	25,894	7,077
Deferred income taxes	5,054	18,293
Debt issue costs, net	18,131	23,668
Investment in nonconsolidated affiliates	4,071	3,958
Other assets	2,781	2,629

Total assets	$1,335,780	$1,263,963

LIABILITIES AND STOCKHOLDER’S NET INVESTMENT AND ADVANCES/STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$55	$—
Accounts payable	822,867	689,455
Other accrued liabilities	72,165	142,891
Income taxes payable	3,252	—
Deferred income taxes	108	9,117

Total current liabilities	898,447	841,463
Long-term debt	295,948	308,570
Series A redeemable preferred stock	—	34,620
Other non-current liabilities	2,871	2,439
Deferred income taxes	23,590	83
Common stock, $.001 par value, 90,000,000 shares authorized, 50,431,872 and 46,902,351 issued and outstanding, respectively	50	47
Management stock – rabbi trust	4,819	5,550
Additional paid-in capital	106,739	61,543
Retained earnings	26	9,653
Accumulated other comprehensive loss	3,290	(5)

Total stockholder’s net investment and advances/stockholders’ equity	114,924	76,788

Total liabilities and stockholder’s net investment and advances/stockholders’ equity	$1,335,780	$1,263,963

UAP HOLDING CORP.

CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF EARNINGS

(dollars in thousands except earnings per share amounts)

(unaudited)

	Thirteen Weeks Ended February 27, 2005	Thirteen Weeks Ended February 22, 2004	Fiscal Year Ended February 27, 2005	Combined Fifty-Two Weeks Ended February 22, 2004
Net sales	$277,103	$227,778	$2,506,730	$2,451,885
Costs and expenses:
Cost of goods sold	203,016	170,730	2,173,399	2,108,740

Gross profit	74,087	57,048	333,331	343,145

Selling, general and administrative expenses	48,382	39,690	255,983	251,063
(Gain) loss on sale of assets	(487)	44	(1,110)	(9,720)
Royalties, services charges and other income and expenses	(7,804)	(8,200)	(26,652)	(19,282)
Corporate allocations: Selling, general and administrative expenses	—	—	—	8,983

Operating income	33,996	25,514	105,110	112,101
Third party interest expense	9,835	8,197	43,601	8,901
Other finance related charges	5,409	1,875	17,062	1,875
Corporate allocations: Finance charges	—	—	—	19,830

Income (loss) from continuing operations before income taxes	18,752	15,442	44,447	81,495
Income tax expense (benefit)	4,775	5,789	14,073	30,857

Income (loss) from continuing operations	13,977	9,653	30,374	50,638
Loss from discontinued operations, net of tax	—	—	—	(4,708)

Net income (loss)	$13,977	$9,653	$30,374	$45,930

Earnings (loss) per share:
Basic	0.28	0.21	0.63	—
Diluted	0.27	0.21	0.61	—
Weighted average shares outstanding:
Basic	50,389,350	46,902,351	48,041,306
Diluted	52,081,256	46,902,351	49,734,144

UAP HOLDING CORP.

COMBINED STATEMENT OF EARNINGS FOR FISCAL 2004

(dollars in thousands except earnings per share amounts)

(unaudited)

	Consolidated UAP Holding Corp.	Combined Predecessor Entity - ConAgra Agricultural Products Business	Combined
	Thirteen Weeks Ended February 22, 2004	Thirty-Nine Weeks Ended November 23, 2003	Fifty-Two Weeks Ended February 22, 2004
Statement of Operations Data:
Net sales	$227,778	$2,224,107	$2,451,885
Costs and expenses:
Cost of goods sold	170,730	1,938,010	2,108,740

Gross profit	57,048	286,097	343,145

Selling, general and administrative expenses	39,690	211,373	251,063
(Gain) loss on sale of assets	44	(9,764)	(9,720)
Royalties, service charges and other income and expenses	(8,200)	(11,082)	(19,282)
Corporate Allocations: Selling, general and administrative expenses	—	8,983	8,983

Operating income	25,514	86,587	112,101
Third party interest expense	8,197	704	8,901
Other finance related charges	1,875	—	1,875
Corporate Allocations: Finance charges	—	19,830	19,830

Income (loss) from continuing operations before income taxes	15,442	66,053	81,495
Income tax expense (benefit)	5,789	25,068	30,857

Income (loss) from continuing operations	9,653	40,985	50,638
Loss from discontinued operations, net of tax	—	(4,708)	(4,708)

Net income (loss)	$9,653	$36,277	$45,930

UAP HOLDING CORP.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(unaudited)

	Consolidated UAP Holding Corp.		Combined Predecessor Entity - ConAgra Agricultural Products Business
	Fiscal Year Ended February 27, 2005	Thirteen Weeks Ended February 22, 2004	Thirty-Nine Weeks Ended November 23, 2003
Operations
Net income	$30,374	$9,653	$36,277
Loss from discontinued operations	—	—	(4,708)

Income from continuing operations	30,374	9,653	40,985
Depreciation	12,553	3,103	9,845
Amortization	3,045	1,196	1,540
Accretion of discount on notes	8,878	1,080	—
Gain on sales of fixed assets	(1,110)	(404)	(10,522)
Other non-cash items	—	2,134	8,645
Deferred tax provision (benefit)	13,156	—	—
Change in operating assets and liabilities	(75,055)	410,331	(164,518)
Change in operating activities from discontinued operations	—	(9,451)	9,451

Net cash from operations	(8,159)	417,642	(104,574)

Investing
Acquisition payment to ConAgra Foods, Inc.	(58,236)	(614,075)	—
Additions to property, plant and equipment	(14,934)	(6,970)	(8,350)
Proceeds from sales of assets	2,832	3,517	15,057
Investment in affiliates	(113)	(1,754)	(154)
Other investing activity	—	—	(41)

Net cash from investing	(70,451)	(619,282)	6,512

Financing
Checks not yet presented	—	(11,632)	11,632
Net borrowings of short-term debt	55	—	—
Long-term debt issued, net of costs	—	459,164	—
Long-term debt redemption	(21,500)	(175,000)	—
Common stock issued, net of costs	46,937	120,000	—
Common stock dividend	(40,000)	(52,860)	—
Series A preferred stock issued	—	60,000	—
Series A preferred stock redemption	(34,620)	(25,380)	—
Net investment and advances	—	—	57,871

Net cash from financing	(49,128)	374,292	69,503

Net change in cash and equivalents	(127,738)	172,652	(28,559)
Net effect of exchange rates on cash and equivalents	3,295	(5)	—

Net change in cash and cash equivalents	(124,443)	172,647	(28,559)

Cash and cash equivalents at beginning of period	172,647	—	28,559

Cash and cash equivalents at end of period	$48,204	$172,647	$—

Reconciliations of Non GAAP Financial Measures to GAAP Financial Measures

The following tables reconcile the differences between net income and earnings per share, as determined under United States of America generally accepted accounting principles (GAAP), and EBITDA, adjusted EBITDA, ongoing income and ongoing earnings per share:

UAP Holding Corp.

(dollars in thousands)

(unaudited)

(1) On-going Net Income Reconciliation	Thirteen Weeks Ended February 27, 2005	Thirteen Weeks Ended February 22, 2004	Fifty-Three Weeks Ended February 27, 2005	Fifty-Two Weeks Ended February 22, 2004 (a)
Net Income (Loss)	$13,977	$9,653	$30,374	$45,930
Loss from discontinued operations, net of tax	—	—	—	4,708

Sub-total Income/(Loss) from continuing operations	13,977	9,653	30,374	50,638

Adjustments, net of tax:
Secondary Common Stock Offering Expenses	2,667	—	2,667	—
Debt Redemption Charges	1,582	—	1,582	—
Income Deposit Securities Expenses	116	—	3,705	—
Transition Services Agreement Expenses	—	1,131	3,392	1,131
Apollo Management Fee	—	151	452	151
Gain on sale of assets	—	—	—	(6,357)
Inventory Fair Market Value Adjustment	—	2,215	10,464	2,215

Sub-total Adjustments, net of tax	4,365	3,497	22,262	(2,860)

Ongoing Income/(Loss) from continuing operations	$18,342	$13,150	$52,636	$47,778

Reported EPS:
Basic	0.28		0.63
Diluted	0.27		0.61

Ongoing Earnings (Loss) Per Share:
Ongoing Basic	$0.36		$1.10
Ongoing Diluted	$0.35		$1.06

Weighted Average Shares Outstanding
Basic	50,389,350		48,041,306
Diluted	52,081,256		49,734,144

	Consolidated UAP Holding Corp.	Combined Predecessor Entity - ConAgra Agricultural Products Business	Fifty-Two Weeks Ended February 22, 2004
(a) Fifty-two Weeks Ended February 22, 2004 On-going Net Income Reconciliation	Thirteen Weeks Ended February 22, 2004	Thirty-Nine Weeks Ended November 23, 2003
Net Income (Loss)	$9,653	$36,277	$45,930
Loss from discontinued operations, net of tax	—	4,708	4,708

Sub-total Income/(Loss) from continuing operations	9,653	40,985	50,638

Adjustments, net of tax:
Secondary Common Stock Offering Expenses	—	—	—
Debt Redemption Charges	—	—	—
Income Deposit Securities Expenses	—	—	—
Transition Services Agreement Expenses	1,131	—	1,131
Apollo Management Fee	151	—	151
Gain on sale of assets	—	(6,357)	(6,357)
Inventory Fair Market Value Adjustment	2,215	—	2,215

Sub-total Adjustments, net of tax	3,497	(6,357)	(2,860)

Ongoing Income/(Loss) from continuing operations	$13,150	$34,628	$47,778

UAP Holding Corp.

(2)(5) EBITDA and Adjusted EBITDA Reconciliation	Thirteen Weeks Ended February 27, 2005	Thirteen Weeks Ended February 22, 2004	Fifty-Three Weeks Ended February 27, 2005	Fifty-Two Weeks Ended February 22, 2004 (b)
Net Income (Loss)	$13,977	$9,653	$30,374	$45,930
Loss from discontinued operations, net of tax	—	—	—	4,708
Income tax expense (benefit)	4,775	5,789	14,073	30,857
Third party interest expense	9,835	8,197	43,601	8,901
Corporate allocation of finance charges	—	—	—	19,830

Sub-total EBIT	28,587	23,639	88,048	110,226
Depreciation and Amortization	4,166	3,480	15,598	14,865

(5) EBITDA	32,753	27,119	103,646	125,091

Adjustments:
Secondary Common Stock Offering Expenses	2,667	—	2,667	—
Debt Redemption Charges	2,623	—	2,623	—
Income Deposit Securities Expenses	192	—	6,145	—
Transition Services Agreement Expenses	—	1,875	5,625	1,875
Apollo Management Fee	—	250	750	250
Gain on sale of assets	—	—	—	(10,543)
Inventory Fair Market Value Adjustment	—	3,673	17,354	3,673

Sub-total Adjustments	5,482	5,798	35,164	(4,745)

(2) Adjusted EBITDA	$38,235	$32,917	$138,810	$120,346

	Consolidated UAP Holding Corp.	Combined Predecessor Entity - ConAgra Agricultural Products Business	Fifty-Two Weeks Ended February 22, 2004
(b) Fifty-two Weeks Ended February 22, 2004 EBITDA and Adjusted EBITDA Reconciliation	Thirteen Weeks Ended February 22, 2004	Thirty-Nine Weeks Ended November 23, 2003
Net Income (Loss)	$9,653	$36,277	$45,930
Loss from discontinued operations, net of tax	—	4,708	4,708
Income tax expense (benefit)	5,789	25,068	30,857
Third party interest expense	8,197	704	8,901
Corporate allocation of finance charges	—	19,830	19,830

Sub-total EBIT	23,639	86,587	110,226
Depreciation and Amortization	3,480	11,385	14,865

EBITDA	27,119	97,972	125,091

Adjustments:
Secondary Common Stock Offering Expenses	—	—	—
Debt Redemption Charges	—	—	—
Income Deposit Securities Expenses	—	—	—
Transition Services Agreement Expenses	1,875	—	1,875
Apollo Management Fee	250	—	250
Gain on sale of assets	—	(10,543)	(10,543)
Inventory Fair Market Value Adjustment	3,673	—	3,673

Sub-total Adjustments	5,798	(10,543)	(4,745)

Adjusted EBITDA	$32,917	$87,429	$120,346

The following tables reconcile the difference between working capital, as determined under GAAP, and trade working capital and average trade working capital:

UAP Holding Corp.

(dollars in thousands)

(unaudited)

(3) Working Capital Reconciliation to Trade Working Capital (period ending)	February 27, 2005	February 22, 2004
Working Capital (period ending)	$257,092	$226,296

Adjustments:
Subtract Cash and cash equivalents	48,204	172,647
Add Back Short-term Debt	55	—

Trade Working Capital (period ending)	$208,943	$53,649

Trade Working Capital Detail:
Receivables, less allowance for doubtful accounts	$235,175	$170,769
Inventories	697,134	641,009
Deferred income taxes	17,263	2,681
Vendor Prepay	149,010	57,949
Other current assets	8,753	22,704

Subtotal	1,107,335	895,112

Accounts payable	822,867	689,455
Other accrued liabilities	72,165	142,891
Income taxes payable	3,252	—
Deferred income taxes	108	9,117

Subtotal	898,392	841,463

Trade Working Capital (period ending)	$208,943	$53,649

(dollars in thousands) (unaudited)

(3) Average Trade Working Capital (c)	Fifty-Three Weeks Ended February 27, 2005	Fifty-Two Weeks Ended February 22, 2004
Accounts Receivable, net	$547,652	$456,175
Inventories	556,318	615,812
Prepaid Expense (d)	76,644	62,354

Sub-total	1,180,614	1,134,341

Advances on Sales	106,940	88,077
Trade Payables	578,265	423,177

Sub-total Accounts Payable	685,205	511,254
Accrued Expenses (e)	139,645	146,934

Sub-total	824,850	658,188

Average Trade Working Capital	$355,764	$476,153

Change in Twelve Month Average Trade Working Capital	$120,389

(c)	Trailing 12 month average for each period.
(d)	Includes deferred income taxes and other current assets
(e)	Includes other accrued liabilities, income taxes payable and deferred income taxes

The following table reconciles the differences between cash from operations and net cash from investing and financing, as determined under GAAP, and average adjusted net cash from operations, selected net cash from investing and financing and average cash generated for average debt reduction in fiscal 2005:

(4) Reconciliation of Average Cash Generated for Average Debt Reduction in Fiscal 2005
Net cash from operations	$(8,159)
Add Back Change in operating assets and liabilities	75,055
Add Back Deferred tax provision (benefit)	(13,156)
Change in twelve month average trade working capital	120,389

Average Adjusted Net Cash from Operations	174,129

Additions to property, plant and equipment	(14,934)
Proceeds from sales of assets	2,832
Investment in affiliates	(113)
Common stock dividend on 10/4/2004	(40,000)
Series A preferred stock redemption on 10/4/2004	(20,000)

Selected Net Cash From Investing and Financing (f)	(72,215)

Average cash generated for average debt reduction in fiscal 2005		$101,914

(f)	Excludes acquisition payment to ConAgra, common stock offering proceeds and Series A preferred stock and long-term debt redemptions paid for with common stock offering proceeds

The press release furnished herewith uses the non-GAAP financial measures of EBITDA, adjusted EBITDA, ongoing income, ongoing earnings per share, trade working capital, average trade working capital, average adjusted net cash from operations, selected net cash from investing and financing and average cash generated for average debt reduction. These financial measures exclude the impact of gains on certain asset sales and expenses related to the company’s proposed offering of income deposit securities, the write-up of inventory to fair market value, the transition services provided by ConAgra Foods, initial public offering expenses, debt redemption charges and the management fees paid to Apollo. We believe that EBITDA, adjusted EBITDA, ongoing income, ongoing earnings per share, trade working capital, average trade working capital, average adjusted net cash from operations, selected net cash from investing and financing and average cash generated for average debt reduction best reflect our ongoing performance and business operations during the periods presented and are more useful to investors for comparative purposes. In addition, management uses these financial measures in internal reporting, in its budgeting and long-range planning processes and in determining performance-based compensation.

The presentation of EBITDA, adjusted EBITDA, ongoing income, ongoing earnings per share, trade working capital, average trade working capital, average adjusted net cash from operations, selected net cash from investing and financing and average cash generated for average debt reduction is intended to supplement investors’ understanding of our operating performance. These non-GAAP financial measures may not be comparable to similar measures used by other companies. Furthermore, these non-GAAP financial measures are not intended to replace net income (loss), cash flows, financial position, or comprehensive income (loss), as determined in accordance with accounting principles generally accepted in the United States.

###

CONTACTS:

UAP Holding Corp.

Karla J. Kimrey, Vice President, Investor Relations of UAP Holding Corp.

+1-970-347-1602